EXHIBIT 3.21
CERTIFICATE OF FORMATION
OF
ARCELORMITTAL INDIANA HARBOR LLC
1.) The name of the limited liability company (the “LLC”) is:
ArcelorMittal Indiana Harbor LLC
2.) The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the LLC at such address is The Corporation Trust Company.
3.) This Certificate of Formation shall be effective as of 11:59 p.m., Eastern Standard Time, on December 31, 2007, upon the conversion of ArcelorMittal Indiana Harbor Inc. to the LLC effected pursuant to Section 18-214 of the Delaware Limited Liability Company Act, as amended, and Section 266 of the Delaware General Corporation Law, as amended.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 28th day of December, 2007.

By:	/s/ Marc R. Jeske
	Name:	Marc R. Jeske
	Title:	Authorized Person

CERTIFICATE OF CONVERSION
OF
ARCELORMITTAL INDIANA HARBOR INC.
(a Delaware corporation)
TO
ARCELORMITTAL INDIANA HARBOR LLC
(a Delaware limited liability company)
     Pursuant to Section 18-214 of the Delaware Limited Liability Company Act, as amended, the undersigned does hereby certify the following with respect to the conversion of ArcelorMittal Indiana Harbor Inc., a Delaware corporation (the “Other Entity”), to ArcelorMittal Indiana Harbor LLC, a Delaware limited liability company (the “Company”):
     1.) The Other Entity was formed as a Delaware corporation under the name ISG Indiana Harbor Inc. on March 21, 2002 pursuant to the terms and provisions of the Delaware General Corporation Law, as amended.
     2.) The name of the Other Entity immediately prior to the filing of this Certificate of Conversion to limited liability company is:
ArcelorMittal Indiana Harbor Inc.
     3.) The name of the limited liability company to which the Other Entity shall be converted, as set forth in the Certificate of Formation of the Company being filed contemporaneously herewith, shall be:
ArcelorMittal Indiana Harbor LLC
     4.) The conversion of the Other Entity to the Company has been approved by the board of directors and the sole stockholder of the Other Entity in accordance with the provisions of Section 266 of the Delaware General Corporation Law, as amended.
     5.) The conversion of the Other Entity to the Company shall be effective as of 11:59 p.m., Eastern Standard Time, on December 31, 2007.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Conversion to be duly executed the 28th day of December, 2007.

ARCELORMITTAL INDIANA HARBOR INC.
By:	/s/ Marc R. Jeske
	Name:	Marc R. Jeske
	Title:	Authorized Person